UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2017, ChromaDex Corporation (the “Company”) entered into a transition and separation agreement with Thomas C. Varvaro (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Varvaro will resign from the Company effective January 19, 2018 (the “Separation Date”), and will provide certain consulting services to the Company for three months following the Separation Date, upon the Company’s specific request and up to a maximum of 24 hours per month. Pursuant to the Separation Agreement, Mr. Varvaro is entitled to receive the following compensation and other benefits, subject to the Company’s receipt of an effective release and waiver of claims from Mr. Varvaro: (i) continued payment of his current base salary for 24 months following the Separation Date; (ii) a cash bonus equal to the maximum bonus he would have otherwise been eligible to receive for fiscal year 2017; (iii) payment of COBRA premiums through the earlier of 24 months following the Separation Date or the date upon which he becomes ineligible for continued coverage under COBRA, and payment of long-term disability and life insurance premiums through 24 months following the Separation Date; and (iv) acceleration of vesting of all outstanding options or other equity awards previously granted to Mr. Varvaro.

On December 20, 2017, the Company and Robert Fried, the Company’s President and Chief Strategy Officer, entered into an amendment (the “Amendment”) to Mr. Fried’s existing Executive Employment Agreement, dated March 12, 2017 (the “Original Agreement”). The Amendment (i) eliminates the future time-based grants of shares of restricted common stock of the Company (the “Common Stock”) that Mr. Fried was eligible to receive pursuant to the Original Agreement and (ii) provides that Mr. Fried will be granted the shares of performance-based restricted Common Stock that Mr. Fried is eligible to receive pursuant to the Original Agreement immediately prior to the consummation of a change in control of the Company, subject to Mr. Fried’s continuous service through such change in control.

In connection with the Amendment, also on December 20, 2017, the Compensation Committee of the Board of Directors of the Company (i) accelerated in full the vesting of the 166,667 shares of restricted Common Stock previously granted to Mr. Fried on March 12, 2017, and (ii) granted to Mr. Fried 333,333 shares of restricted Common Stock pursuant to the Company’s 2017 Equity Incentive Plan, which shares are fully-vested.

The foregoing summary of the Separation Agreement and the Amendment is qualified in its entirety by the Separation Agreement and the Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description
10.1	Transition and Separation Agreement, dated December 15, 2017, by and between ChromaDex Corporation and Thomas C. Varvaro.
10.2	Amendment to Executive Employment Agreement, dated December 20, 2017, by and between ChromaDex Corporation and Robert Fried.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: December 21, 2017

	By:	/s/ Frank L. Jaksch, Jr.
Name: Frank L. Jaksch, Jr.
Chief Executive Officer